Exhibit 99.1

The Real Good Food Company Announces Nasdaq Delisting

Cherry Hill, NJ, January 6, 2025 – The Real Good Food Company, Inc. (Nasdaq: RGF) (“Real Good Foods” or the “Company ”), a leading health and wellness frozen and refrigerated foods company, today announced that the Company received a notice from The Nasdaq Stock Market LLC (“Nasdaq”) that it has determined to delist the Company’s common stock on Nasdaq. The delisting is a result of the Company’s failure to demonstrate compliance with Nasdaq Listing 5250(c)(1) for failure to file periodic financial reports. Trading in the Company’s common stock on Nasdaq will be suspended on January 7, 2025. As a result of the foregoing, the Company’s common stock is expected to commence trading on the Pink Open Market operated by the OTC Markets Group, Inc. (”OTC”), which is commonly referred to as the “pink sheets,” commencing on January 7, 2025. However, given the Company’s situation with regards to the lack of timely filing, trading may ultimately move to OTC’s “Expert Market,” where quotes for the Company’s common stock will no longer be available for public viewing.

About Real Good Food Company

Real Good Foods (Nasdaq: RGF) is a leading health and wellness frozen and refrigerated foods company, providing a better way to enjoy your favorite foods. The Company’s mission is to provide “Real Food You Feel Good About Eating”, making delicious, nutritious foods that are low in sugar, low in carbohydrates and high in protein. The Real Good Foods family of products includes breakfast, lunch, dinner, and snacks – available in over 16,000 stores nationwide with additional direct-to-consumer options.

To learn more, please visit our website at realgoodfoods.com or join us on social media @realgoodfoods – where we maintain some of the largest followings in the frozen food industry today.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, which statements are subject to considerable risks and uncertainties. Forward-looking statements include all statements other than statements of historical fact contained in this press release, including statements regarding the commencement of trading by the Company’s common stock on the Pink Open Market operated by the OTC and the quoting of such common stock on the OTC’s “Expert Market.” The Company has attempted to identify forward-looking statements by using words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will,” or “would,” and similar expressions or the negative of these expressions.

Forward-looking statements represent management’s current expectations and predictions and are based on information available as of the time such statements are made. Although the Company does not make forward-looking statements unless it believes it has a reasonable basis for doing so, it cannot guarantee their accuracy or completeness. Forward-looking statements involve numerous known and unknown risks, uncertainties and other factors that may cause its actual results or events, assumed or implied by the forward-looking statements. Some of the risks and uncertainties that may cause its actual results to materially differ from those expressed or implied by these forward-looking statements, including the risk of further delays in the filing of the Company’s late periodic reports and restated financial statements in amendments to prior periodic reports, the discovery of additional information regarding the errors identified in the Company’s previously issued consolidated financial statements, the scope of the anticipated restatement of previously issued financial statements as a result of the errors, the remediation by management and the Company’s independent registered public accounting firm of the identified material weaknesses in internal control over financial reporting, and other risk factors described in the section entitled “Risk Factors” in its Annual Report on Form 10-K for the year ended December 31, 2022 and other documents filed with or furnished to the SEC by the Company from time to time. These forward-looking statements speak only as of the date of this press release. Except as required by law, the Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements to reflect the impact of events or circumstances that may arise after the date of this press release.

Investor Relations Contact

The Real Good Food Company

3 Executive Campus, Suite 155

Cherry Hill, NJ 08002

ir@realgoodfoods.com